EXHIBIT 10.33

In this translation an attempt has been made to be as literal as possible without jeopardizing the overall continuity. Inevitably, differences may occur in translation, and if so, the original German text will govern.
VIENNA Standortmanagement GmbH
 Rotenturmstraße 17/3/17, A-1010 Wien
T: +43/ 1/ 532,36,03, F: +4311/532 9503-9
vsm@vienna.at
Firma
Bender Medsystems Diagnostics GmbH
Rennweg 95b
1030 Vienna

Vienna, Nov 28th 2003/AA

Reg.: Official announcement of usable spaces VBC

Ladies and Gentlemen,

In accordance with your Leasing Agreement for the Rental Premises in the Vienna Bio Center, an official announcement of usable spaces regarding your rental object will follow the conclusion of the structural work. The details of the space are now available, and hereinafter stated:

Floor  Unit
            m2 acc. to LA          m2 officially
3. Ground Floor                                                                        771.33                                       780.54
2. Floor                                                                                                232.78                                       235.27
GF (seminar room)                                                              15.92                                           15.17
Basement                                                                                         415.58                                       414.86
Basement (PKW)                                                                 10 (spaces)                        10 (spaces)

As agreed upon, the space listed above will replace the space mentioned in the Leasing Agreement, and will be used from now on as basis to calculate the Base Rent as well as the Service Fees.

We kindly ask you to take notice of this.

With kind regards,
VIENNA
Standortmanagement GmbH

(signature)
Dipl.-Ing. Alois Aigner

PRISMA
Ing. Egon Hajek
                                  Managing Director
PRISMAStandort Managementsysteme GmbH
Competencecenter CCD, A-685o Dornbirn, E:egon.hajek@prisma-zentrum.at
                T: +43/55 72/531 35, F: +43/5572/531 35-21,
M: +43/664/2812966

A company of the PRISMA Group and ZIT Zentrum für Innovation und Technologie GmbH

Stamp
Calculation: 004/03
Date: Jan.21st, 2003
Fee: Euro 10,379.42
Tax ID: 017/6634-06
Landlord

LEASING AGREEMENT

between

VBC Vienna Bio Center Errichtungs GmbH
 FN 203657 x, HG Vienna
1010 Vienna, Rathausplatz 2
(hereinafter called "VBC")

represent by

the managing director Dipl.-Ing. Aigner and Dr. Claus Hofer

in the future, as a result of a merger

Competence Investment AG
FN 186141 m, State Court Feldkirch
 6850 Dornbirn, Stadtstrasse 33
(hereinafter called "CIAG")

represent by
the board directors DI Bernhard Ölz and Dr. Paul Sutterlüty

as the Landlord

and
Medsystems Diagnostics GmbH
FN 171.696w, HG Vienna
1030 Vienna, Rennweg 95B
(hereinafter called "Medsystems")

represent by

the managing director Dr. Michael Schaude

as the Tenant

I. COMMENCEMENT CLAUSE

The Vienna Bio Center Errichtungs GmbH (the Landlord) owns the building EZ 4335, land register 01006 highway, District Court Innere Stadt Vienna. The contract parties have knowledge of the merger between VBC and Competence Investment AG, and that CIAG will be the registered tenant as a result of it.

On these premises, the Landlord will build a commercial park in the sense of § 1 Abs 5 of the Austrian Act on Tenancy Law 1981("MRG"), consisting of laboratory and office building, including garage without the utilization of public funds.

By the provision of this agreement, the Tenant leases the Rental Premises in the commercial park described in Art. II.

II. RENTAL PREMISES

II.1. The Landlord hereby leases the space in the building on the commercial property EZ 4335 land register 01006 highway marked in green on the enclosed site plan (Appendix A1 to A5) to the Tenant, and the Tenant hereby leases the same from the Landlord:

Premises (the Rental Premises):

Office and laboratory space                                         4th Floor                                                                    771.33 m2
Office and laboratory space                                         3rd Floor                                                                    232.78 m2
Seminar room                                                                                  Ground Floor                                                      15.92 m2
Basement                                                                                              2nd Basement level                                     415.58 m2
10 Underground parking spaces                              underground parking structure
TOTAL space                                                                                1,435.61 m2

The floor plan (Appendix Al to A5) forms an integral part of this Leasing Agreement. The Tenant takes note of the fact that the details of the floor plan are subject to change. He agrees to acknowledge a modified floor plan in place of the floor plan Appendix Al to A5 and to recognize it as the integral part of this Leasing Agreement.

With respect to the seminar room, the tenant has knowledge of the fact that all tenants shall pay for it proportionate to their ratio of leased space (calculated from GF to 4F) and that all tenants have the right to reserve and use this space based on availability.  Reservations and usage exceeding the proportionate right of utilization (calculation period of 1 month) of the respective tenant is possible, however, only if no other tenant wishes to use the space. In the event of any conflict between the tenants, the tenant who does not exceed his proportionate right of utilization prevails.

II.2. The usable space of the Rental Premises was computed based on the documents available at the time of entering the Leasing Agreement. The Tenant shall approve any changes made to the usable space of the Rental Premises during the completion of the space as long as the usable space does not increase or decrease by more than 3%.

Partition walls, doorways, build-ins, and similar areas within the Rental Premises are part of the usable space.

The Base Rent shall be calculated based on the actually usable space after completion of the Rental Premises. The Landlord shall inform the Tenant in writing of the official usable space no later than March 31st, 2003.

Should the usable space increase by more than 3%, the Tenant shall pay only the Additional Cost, as stated in Art. V.2. of this agreement, for the portion exceeding the threshold of 103% of the Rental Premises.

Should the usable space decrease by more than 3%, the Tenant shall be entitled to rescind this agreement within 14 days after receiving the written notice from the Landlord regarding the official usable space. Rescinding this agreement, the Tenant forgoes all claims, especially claims for damages against the Landlord, unless the rescission can be attributed to the fact that the Landlord was acting in bad faith.

II.3.The equipment of the Rental Premises to be provided by the landlord is listed in Appendix B 1 (description of construction and equipment), B 2 (supplement to the list of construction and equipment) as well as B 3 (floor   plan), whereby, when in doubt the contents of the floor plan prevail.

At the request of the tenant, changes shall be made to the layout of the 4th floor and 3rd floor, such as the redesign of the restrooms, the transfer of the packing room to the main entrance area, a regrouping of the offices etc., which require a modification of the floor plan. These changes shall be agreed upon mutually and recorded no later than 12.15.2002; otherwise the floor plan from 11.27.2002 prevails.

II.4. The Tenant agrees to any changes or deviations of the agreed project plans and documents which derive from licenses under the public law or are subject to legal provisions. If the conditions of the Rental Premises no longer satisfy the Tenant's intended use, or if the Landlord made these changes in bad faith, the Tenant shall not be bound to this agreement.

II.5.This Leasing Agreement solely covers the lease of interior space of the Rental Premises; the usage of any exterior areas is subject to the Landlord's written approval. Nevertheless, the Landlord shall designate easily visible space in the entrance areas (main entrance and delivery entrance) of the building as well as on all access paths in order to install company signs etc.

II.6. It is further noted, that the requirements stipulated in § 1 Par. 5 MRG (commercial park) are available, and that the building subject to this Lease Agreement will be newly constructed without the support of any public funds.

III TRANSFER; POSSESSION OF THE RENTAL PREMISES

III.1. Transfer of the Rental Premises
According to the description of construction and equipment (Appendix B1 to B3), the Landlord is obliged to transfer the Rental Premises in proper condition.

The Landlord shall transfer the Rental Premises no later than Jan 1st, 2004. In case of a delayed transfer by the Landlord – but no later than Feb 28th, 2004 – a fixed compensatory amount shall be agreed upon calculated at double the Net Base Rent of the delayed period (maximal 6 payments of the Net Base Rent). In case, the transfer was not made by 02.28.2004, the Tenant has the right to rescind the agreement without granting an extension. The transfer of the Rental Premises commences the responsibility of the Tenant to pay the Base Rent stipulated in Art. V.

III. 2. Possession of the Rental Premises
The Tenant shall take possession of the Rental Premises within eight days of written notice informing the Tenant of the readiness of the Rental Premises as stated in Appendix B1 to B3 without any delay, as long as the Rental Premises is in proper condition.

In case, that the Tenant unduly denies to take possession, the Tenant shall pay a contractual penalty in the amount of 6 payments of the Base Rent plus VAT.

III.3. Shortcomings
On the occasion of the transfer of the Rental Premises, a transfer protocol shall be prepared which shall entail all apparent shortcomings as well as claims. The Landlord is obliged to address all shortcomings listed in the transfer protocol in a timely manner. In case the Landlord fails to address these shortcomings in a timely manner and after receiving a written complaint, the Tenant is entitled to substitute performance in order to fix these shortcomings.

The Tenant shall notify the Landlord in writing about any hidden shortcomings or shortcomings appearing after the transfer. Noted shortcomings which do not interfere with the usage of the Rental Premises shall neither be the reason for a delay of the transfer of the Rental Premises nor for a delay of the possession date.

IV. TERM OF LEASE

IV.1. The tenancy commences on Jan 1st, 2004 and shall continue for an undetermined period thereafter. Each party has the right to terminate this agreement by giving a written 6-months notice mailed by certified mail at the end of a quarter. The timeliness of the termination shall be determined by the date of postmark. The Tenant waives his ordinary right of termination for a period of three years. At the end of the 36th month of payable Base Rent, the Tenant has the right to terminate this agreement in compliance with the agreed termination period of six month.

IV.2. The Tenant shall use this Rental Premises as office and laboratory space for his commercial activity within the biotechnology and research industry.

IV.3. The use of this Rental Premises for any other purpose requires the Landlord's written approval.

IV.4. The Landlord has the right to terminate this agreement due to valid reasons (see Art. XV.).

IV.5. According to §§ 1117, 1118 ABGB (General Civil Code of Austria), the possibility of early termination of this agreement will be unaffected (see especially Art. XIV.).

V. BASE RENT

The Base Rent is concluded based on Net Base Rent, Additional Rent, proportionate rent of shared space, and VAT.

V.1. Net Base Rent
V.1.1. The Net Base Rent for the Rental Premises listed in Art. II.1. amounts to the following, payable monthly:

Office and Laboratory space                                      4th Floor                                                                  771.33  m216.8/ m2€12,958.34
Office and Laboratory space                                      3rd Floor                                                                   232.78m216.5/ m2€3,840.87
Prop. Seminar room                                                                Ground floor                                                      15.92m218.8/ m2€299.29
Storage space in basement                                             2nd Basement level                                   415.58m25.9/ m2€2,451.92

10 covered parking spots                                                   Underground parking Structure                  105/space                          €1,050.00

TOTAL space                                                                                1,435.61m2€20,600.42

In addition, it is agreed upon that the Tenant will be credited the amount of 3 installments of the monthly Net Base Rent five years after this agreement was entered (e.g. Jan 1st, 2009) and shall pay only the Additional Rent according to Article V.2. of this agreement for the 3-months period after the commencement date.

V.1.2. The agreed Net Base Rent is adjusted on the basis of the consumer price index (VPI) 2000, as regularly stated by the Statistik Austria GmbH. The price index for the month in which this agreement was entered is used as the base of all calculations.

An adjustment of this index shall occur annually, for the first time on Jan 1st, 2005. For the purpose of recalculating the amount of Base Rent for each year, the index of October of the previous year shall be compared with the index of October of the current year. For the first index adjustment, the agreed base index shall be compared with the index of October 2004.

If in the future, neither the VPI 2000 nor a succeeding index is stated, the agreed index will be replaced by the index which closest resembles the price index.

The secured value stipulated in the price index clause commences automatically on Jan 1st of each year without the need for the Landlord's statement thereof. The non-enforcement of the index adjustment does not mean a waiver of the enforcement of price increases or of the increased payment amounts for that period. A waiver of the enforcement of index adjustments shall only be valid if done in writing.

V.2. Additional Rent
Included in the Additional Rent are all expenses and costs necessary to run and maintain the Rental Premises and common areas. Excluded are all costs which occur through the usage by the Tenant such as electricity, phone, cable TV, etc.

The Tenant shall bear all cost for electricity, phone, cable TV, internet, etc. and order these services with the respective suppliers under the Tenant's name. In case that the Landlord is facing these expenses, the Landlord shall not be under any obligation to pay on behalf of the Tenant. Should the Landlord pay these expenses on behalf of the Tenant, the Tenant shall reimburse the Landlord within 14 days of the written notice of payment (date of postmark) for the amount plus any handling fees etc.

V.2.1. Scope of Additional Rent
Included in the Additional Rent is
V.2.1.a a proportionate share (see Art. V.2.2.) of all of the Landlord's costs, charges and expenses of operation, listed in §§ 21 ff MRG (reference to §§ 21 ff MRG does not imply the full application of the MRG to this agreement) as well as all costs in association with managing and maintaining, repairing, replacing and insuring the building and common areas (excluding any damages to the structure of the building), or damages proven to be caused by other tenants (under consideration of the particularities of a laboratory), or other associated expenses such as insurance costs for structural and glass damages caused by storm or broken water pipes;
For Rental Premises which are used solely as office space and, in regards to its equipment, excludes any laboratory equipment, are subject to a different process in the calculation of Utility Costs for air condition and ventilation. In this case, the base index of the rented space shall be multiplied with 0.35 for ventilation and with 0.62 for air condition in order to calculate the proportionate share of Utility Cost. The Rental Premises mentioned in this agreement is not subject to this different calculation approach. However, the Tenant acknowledges that other rentals are subject to this approach;

V.2.1.b. a proportionate share of the cost and expenses of maintaining the common grounds;

V.2.1.c. a proportionate share of the cost and expenses (staff and materials) for cleaning, maintaining, operating, repairing, and securing the premises as well as snow clearance if needed of
- all amenities and utilities especially elevators, heaters, ventilation systems, water heaters, utility meters, recycling,
- common areas such as access paths, hallways and staircases, green areas and gardens, publicly accessible restrooms, staff areas and seminar rooms;

V.2.1.d. the appropriate cost (staff and materials) for readings and calculations associated with utility meters; cost for maintenance and repair of these meters shall be included according to Art. V.2. of this agreement.

In order to provide this service, the Landlord himself may hire, according to Art. V.2.1.c. and V.2.1.d., staff for this task or transfer the task to a specialized company.

Readings of the utility meters shall occur only when the Tenant or his representative is present.

V.2.1.e. the annual management fee in the amount of €2.70/m2 of usable space of the building, whose value is secured just like the Net Base Rent.

V.2.1.f. the proportionate cost for heat and elevator of vacant space according to Art. V.2.2.b.

V.2.2. Distribution of Additional Rent
V.2.2.a. The calculation of the proportionate share of Additional Rent shall be based on the ratio between the usable space of the Rental Premises and the total cost of total leasable space of the building (usable space refers to the leased office and laboratory space, the proportionate seminar room, but not to any storage space in the basement or to the underground parking spaces which are subject to a fixed fee).

If in place, utility meters shall be used for the calculation and the usage of each cost included in the Additional Rent.

The Tenant is responsible for any waste accumulation and disposal exceeding the normal amount or type of waste of the entire building without affecting other tenants (see especially Art. X.).

V.2.2.b. Stipulation for vacant rental space:
In case that leasable space is vacant, it is agreed upon that:
-	The Landlord bears all additional rent for vacant rental space – except the cost for heat and operation of the elevator.

-
Half of the cost for heat and operation of the elevator that is applicable to the vacant space shall be borne by the Landlord; the other half shall be split between all other tenants according to their respective ratio between the usable space of their leased space and the total cost of total leased space of the building.

V.2.3. Fixed Additional Rent
The Landlord has the right to charge Fixed Additional Rent based on the annual expense statement of the previous year. Submission of this statement has to occur no later than June 30th of the subsequent year.

If a credit results based on the annual expense statement in favor of the Tenant, the Landlord shall credit this amount to the Tenant's Fixed Additional Rent of the following year. If a deficit results, the Tenant shall pay the outstanding balance within one month of the presented statement.

The Landlord has the right to adjust the amount of this Fixed Additional Rent, principally based on the expense statements of the previous year, upward or downward in order to avoid any larger differential amounts. If the Leasing Agreement is terminated within the billing period, any Additional Rent arising after the termination of this agreement which actually occurred before the termination shall be part of the allocated cost. The Landlord shall prepare the billing statement accounting for this Additional Rent within a 6-months period after termination of tenancy.

At this time, the monthly Fixed Additional Rent for office and laboratory space amounts to €3.00/m2 of leased space per month. For all years to come, the payable amount shall follow the previous calculation.

The Tenant shall pay a fixed monthly Operation Cost of €0.70/m2 plus VAT for storage space, which includes any Management Fee.

The Tenant shall pay a fixed monthly Operation Cost of €7.50/space plus VAT for underground parking space.

According to Art. V.1.2. of this agreement, these amounts are value-secured.

Any fixed Operating Cost for storage space and parking spaces from the same period shall be deducted from the annual Operating Cost, solely the remaining Operating Cost shall be allocated to the tenants leasing office and laboratory space.
Possible charges for the amenities accessible by all tenants (e.g. publicly accessible restrooms or installations) are subject to a special agreement, unless otherwise stipulated in Art. V.3. of this agreement.
Copies of Additional Rent statements can be requested from property management within 1 Month after receipt of the annual statement and against payment of a handling fee.

V.3. Proportionate Rent for common rooms
The Tenant shall pay the proportionate share in the amount of €18.80/m2 per month for the seminar room on the ground level. The cost for the seminar room is considered in Article V.1.1. The proportionate share shall be calculated based on the ratio between the usable space of the Rental Premises and the total cost of the building's leasable space (computed from ground floor to 4th floor).

The proportionate cost for common space is subject to value-security according to Art. V.1.2. of this agreement.

The Tenant confirms his education of the provision in §§ 27 ("sanitary facilities in workplaces") and 28 ("social amenities in workplaces") of the Work Environment Act ("ASchG"), especially
-
§27 Par. 8 ASchG: "The responsibility of provision of sanitary facilities and locker rooms for employees may be shared by several employers. In accordance with Par. 1 to 8, in this case, location, number, size, and equipment of wash rooms, toilettes, and locker rooms shall correspond to the total number of employees."

-
§28 Par. 6 ASchG: "The responsibility of provision of staffrooms for employees may be shared by several employers. In accordance with Par. 1, 2, 4, and 5, in this case, location, number, size, and equipment of the staffrooms shall correspond to the total number of employees."

V.4. Value-added Tax
The Tenant shall make all current applicable legal Value-added Tax (VAT) payments computed for the amount of his Net Base Rent and Additional Rent.

V.5. Date of Payment
Net Base Rent and Additional Rent are payable in advance on the 5th day of each month. Timeliness for the payment is determined by the date of payment receipt. The Tenant shall pay for the Landlord's incurred costs and expenses caused by the Tenant's default of payment, especially for cost (including expenses for written notices, pre-litigation, or trials) – whether this default resulted due to failure of postal channels or financial institute – which the Landlord endured lacking notification of the Tenant's payment default. The Tenant shall arrange payment transactions ensuring the Landlord's timely receipt of payment.

In case of late payment, the Tenant shall pay default charges in the amount of 5% above the reference rate regularly stated by the Austrian National Bank, but a minimum of 1% of the owed amount for each month commenced. The default charges shall be added to the owed amount; their combined total is subject to the calculation of further default charges. The Tenant shall not be held responsible for the delayed receipt of payment, if the Landlord was granted permission of direct debiting and the transfer of fund was neither revoked by the Tenant nor by the financial institute. If the Tenant is in default of payment, the Landlord has the right to request partial payments primarily to cover owed Net Base Rent installments, and to apply further payments to cover the owed amount of Additional Rent after the owed Net Base Rent has been paid off, unless the Tenant has transferred the money by ways of cash deposit, telebanking, or in form of a written notice with a special request for its application. Payments with debt-discharging effect may only be made to the financial institutions named by the Landlord. Payments shall not incur any cost to the Landlord.

V.6. Prohibition of set-off
Claims again the Landlord shall not set-off any monetary receivables stipulated by this Leasing Agreement, especially the Base Rent, security deposit or any other receivables resulting from the termination, execution or repercussion of this Leasing Agreement.

V.7. Laesio enormis (lesion beyond moiety)
The Tenant confirms the knowledge of the Rental Premises' real value and leases such space based on its particular suitability for the his usage for the agreed amount of Base Rent. The Tenant forgoes the rescission of this Leasing Agreement for reason of laesio enormis.

V.8. Appropriateness
To stipulate appropriateness of the Net Base Rent, it is noticed that
-
after receiving knowledge of the approval to lease, the Tenant has reviewed the floor plans, especially those provided by architect and university professor M.A Boris Podrecca; the Tenant has inspected size, type and location of the Rental Premises or has hired an expert to do so; the suitability of the Rental Premises was scrutinized for the intended commercial activity of the Tenant.

-	the Tenant accepts the agreed Base Rent, particularly in regards to the results and reviews of the review, which are disclosed to the Tenant.

VI. OPERATIONS

VI.1. Protection against competition for the Tenant's industry shall be precluded thereby.

VI.2. The Tenant shall use only his Rental Premises according to this Leasing Agreement and no other areas (with the exception of seminar rooms and waste rooms).

VII. SIGNS

Based on the Landlord's written approval, the Tenant may erect, install and maintain signs, lettering, etc. in the designated areas indicating his commercial activity. The Landlord may disapprove of the Tenant's signs only based on legitimate reasoning. The Landlord shall designate and pay for available space for the installment of the Tenant's signs on the outer side of the building, in all common entry areas as well as in the elevator.

VIII. MALFUNCTIONING OF COMMON AMENITIES

VIII.1. In case of malfunctioning of technical amenities due to act of nature beyond the Landlord's control, or legal provisions, or impossibility of performance in cases such as fuel shortage, blackouts, defects, etc. the Tenant does not have the right to claim performance. The Landlord is responsible to address these interferences in reasonable time.

In such case, the Tenant is not entitled to claim damages, impose rent reduction or retention, unless the Landlord fails in his duty to address these interferences in order to restore amenities' original state.

VIII.2. The Tenant is not entitled to derive legal claims against the Landlord due to occasional interferences of water supply, broken water pipes, and damage to other supply systems and installations, unless these interferences were willingly caused by the Landlord. The Tenant shall inform the Landlord of any such interference immediately.

IX. INSURANCE

The Landlord shall maintain fire, liability, as well as extended coverage insurance against water and storm for the Building and Rental Premises. The Landlord shall provide the Tenant with a copy of the current insurance policy.

The Tenant shall inform the Landlord if he is involved in commercial activity which based on its kind imposes abnormal risk, in order to adjust the respective insurance policies. Any increase in premiums shall be paid solely by the Tenant.

The Tenant shall carry employer's liability and business interruption insurance in a reasonable amount. The Tenant shall carry insurance based on the imposed risk of his commercial activity, meaning that in case of realization of the risk, the resulting damages will be fully covered. The Landlord requires a copy of the Tenant's insurance policy as proof of insurance.

Any sums awarded by the insurance of the Tenant, Landlord or a Third Party acting on behalf of the Landlord, shall be used by the Tenant to address the occurred damages of the Rental Premises or to pay the Base Rent. Failure to do so results in a full reimbursement of the sum to the Landlord.

X. WASTE DISPOSAL

If, due to the commercial activity of the Tenant, waste is produced which exceeds the normal amount or type of waste of the entire building, the Tenant is responsible for the disposal and storage of this waste (also if the disposal does not include legally hazardous waste) at his own cost in accordance to the appropriate security instructions. Especially, the Tenant guarantees the safety of the building and the premises in regards to contamination caused by the Tenant's waste. Further, the Tenant guarantees the safety of any person. The Landlord allocates waste storage space on the 2nd basement level (Appendix A5) proportionate to the Tenant's leased space on the ground level and 4th floor to the Tenant at no cost. The Landlord is not responsible for the provision of waste storage space suitable to the Tenant's waste in respect to any special requirements or conditions.

XI. CARE AND MAINTENANCE OF PREMISES

XI.1. The Tenant shall, at his own expense and at all times, maintain the premises in good and safe condition. The Tenant shall be held liable for any damages to the building that were caused willingly by the Tenant, excluding normal wear and tear, and shall pay any cost that occurred to repair the building.

Included in the Tenant's obligation of maintenance are any alterations, additions and improvements prompted by the Tenant as well as the amenities provided by the Landlord, but especially heating, ventilation, electrical, gas and plumbing installations of the Rental Premises. The Tenant is responsible solely for the maintenance of all installations on the Rental Premises, excluding technical areas and vertical distribution shafts.

The Tenant shall inform the Landlord of any damage immediately. Failure to do so entirely or in time results in the liability of the Tenant.

The Tenant shall handle the premises with care, and shall be responsible for all repairs required for damages caused by inappropriate handling.

XI.2. All supply lines and pipes shall be used to such an extent that lines are not overloaded. Power values are listed on the floor plans (Appendix B3). By written approval of the Landlord, the Tenant, at his own cost, has the right to extend these installations due to an increased demand. The Landlord may deny approval only in case of unreasonableness.

XI. The Tenant guarantees that the load on the ceiling will not exceed 500 (five hundred) kilogram per m2 as approved by the building authorities.

XI.4. The Tenant shall, at his own expense, repair or replace any damaged glass – especially for windows and doors – immediately using materials of the same quality, unless he carries sufficient insurance against glass damages.

XI.5. Any alterations, additions and improvements of the Rental Premises prompted by the Tenant need the written approval of the Landlord. The Tenant shall bear all expenses of required permits associated with these amendments. The actual work shall be executed by licensed businesses hired and paid for by the Tenant. The Tenant is liable for any damages on the Rental Premises or other parts of the building caused by this type of work.
Failure to comply with the responsibility stipulated in Art. XI. After the Tenant has been notified in writing, grants the Landlord the right to prompt this type of work at the expense of the Tenant. The Landlord has the right to use the Tenant's Security Deposit to cover the payments for this work.

XII. LIABILITY

XII.1. Landlord's Liability:
The Landlord is liable for the suitability of the Rental Premises for the contractually stipulated use, excluding any additions or improvements of the Rental Premises prompted by the Tenant.
 The Landlord shall carry building insurance for all buildings on the premises and is liable for such damages to the Rental Premises which were not negligently caused by the Tenant, if damages are covered by the insurance. The Landlord shall disclose contents of the insurance policy if desired by the Tenant.
The Landlord is not liable for damage due to theft, fire, or other action to objects and goods of the Tenant, irrelevant of their nature, cause, or extent of effects, unless the Landlord is guilty of gross negligence and the damage are not covered by the insurance.

XII.2. Tenant's Liability
It is noted, that in regards to any alterations, additions or improvements of the Rental Premises prompted by the Tenant, the Tenant is obligated to act in accordance to all appropriate laws, especially those in the field of technical security and shall meet all relevant security measures in accordance with current technical standards.

Further it is noted, that the Tenant is obligated to demonstrate to the Landlord his compliance with any appropriate regulations regarding his commercial activity, as well as any measurements taken to comply with regulatory actions. This proof (test reports, etc.) shall be provided for by experts of that subject area acknowledging the Tenant's compliance.

The Tenant agrees to free all escape routes leading through the Rental Premises in accordance with appropriate regulations. Escape routes and emergency exits are for the use of the Tenant's staff only.

The Tenant is liable for any damages occurred by failure to comply with this duty.

In case of failure to comply with his duty, the Tenant shall indemnify and hold harmless the Landlord for any third party claims.

If, in case of a third party claim regarding damages caused by the Tenant's failure to comply, the Landlord is held liable irrespective of fault, e.g. as part of strict liability, the Tenant shall indemnify and hold harmless the Landlord irrespective of fault as well.

The Tenant is liable for any damages of the Rental Premises, equipment, common areas and space, as well as any other objects or amenities belonging to the building, and shall address these damages immediately, if these damages were caused by the Tenant or his affiliates, employees, suppliers, clients, visitors, or pets. If the damages occurred within the Rental Premises, the Tenant is responsible to issue proof that the damages were not caused by the Tenant or his affiliates, employees, suppliers, clients, visitors, or pets.

Any further claims for damages against the Tenant by the Landlord will not be affected by these provisions.

XIII. Sublease and Assignment
XIII.1. As stipulated in Art. XIV, the Tenant has the right with the Landlord's consent to sublet the Rental Premises to a third party. The Landlord may only deny approval due to reasonable interests. The failure to request the Landlord's written consent may result in termination of this Leasing Agreement.

Any alienation or subletting of the business entity registered to operate within the Rental Premises shall be disclosed in writing to the Landlord, and without the Landlord's consent, shall only be of validity if the Tenant has provided a liability fund for the restructuring or merger.

The Tenant is liable for the third party's compliance with this Leasing Agreement as well as for the vacation of the Rental Premises within the stipulated period after the termination of this Leasing Agreement.

XIII.2. The Tenant acknowledges any future successors of the Landlord, regardless of the determination of property ownership eligibility as per land registry laws. The Landlord shall notify the Tenant in writing of any such transfer of property rights. The legal affectivity of any such transfer shall be determined by the date of the written notice (date of postmark).

XIV. GROUNDS FOR TERMINATION

The Landlord's grounds for immediate legal termination irrespective of termination periods or deadlines include the following:

XIV.1. Default of payment (including partial payments, non-compliance with deferral of payment) after written notice and a 14-day grace period;

XIV.2. Significant disadvantageous use of the Rental Premises, common areas of the building, or facilities;

XIV.3. Failure to comply with the contractually assumed responsibility for maintenance, resulting in serious damage to the Landlord or other tenants of the building, despite at least two written warnings;

XIV.4. Performance of structural changes without the consent of the Landlord, if the Landlord's disapproval was based on legitimate reasons;

XIV.5. Reckless or grossly improper behavior against the Landlord, his representatives, other tenants or their visitors, their affiliates or employees, despite at least two written warnings;

XIV.6. Repeated failure to comply with regulatory requirements or legal provisions resulting in damages to the Landlord, despite at least two written warnings;

XIV.7. Cessation of commercial activity within the Rental Premises for a period longer than 3 months, unless the Tenant is incapable to fulfill his obligations in this regard due to force majeure;

XIV.8. Opening of insolvency proceedings involving the financials of the Tenant or dismissal of the insolvency proceedings due to a lack of funds to cover the expected legal costs;

XIV.9. Improper waste disposal despite at least two written warnings, unless the Tenant is incapable to fulfill his obligations in this regard due to force majeure;

XIV.10. Failure to comply with the provisions of Art. XVI. of this agreement, despite of at least two written warnings;

XIV.11. Use of the Rental Premises for different reasons then stipulated in this agreement;

XIV.12. Transfer of Rental Premises to a third party in breach of agreement, if Rental Premises is subject to crucially disadvantageous use.

XV. STIPULATED GROUNDS FOR TERMINATION

According § 30 Par. 2 l.13MRG, both parties agree on the following grounds for termination:

XV.1. Transfer of Rental Premises in breach of agreement;

XV.2. Operation of business entity without required legal permit.

XVI. SECURITY DEPOSIT

On signing this Agreement, the Tenant shall pay to the Landlord the sum of three Base Rent payments plus VAT as a security deposit by means of
-	cash payment or
-	unlimited bank guarantee of a national financial institute.
The Landlord shall hold the Security Deposit, until it is (partially) needed for payment or refunded to the Tenant, yielding interest in form of overnight deposits at local rates.  Resulting interest accrued belong to the Tenant.

XVI.2. USE OF SECURITY DEPOSIT
The Security Deposit does not free the Tenant of any responsibilities stipulated by these provisions. The Security Deposit serves as a guaranty for any demands by the Landlord resulting from this agreement, especially
-	in case of Tenant's default of (partial) payment for Base Rent and Additional Rent;
-	to ensure the proper return of the Rental Premises after lease period has lapsed.
The Landlord may use the Security Deposit to cover any outstanding payments of the Tenant. In such case, the Tenant shall make additional payments to restock the Security Deposit to its original amount.

XVI.3. Guaranteed value and additional payments
In case of value adjustment in accordance to Art.V.1.2., or in case of the full or partial use of the Security Deposit during the actual tenancy, the Tenant shall make additional payments within 14 days after being notified in writing, to restock the Security Deposit to its original amount of three Base Rent payments plus VAT in consideration of all value adjustments.

According to § 1118 ABGB, the Tenant's failure to comply with his responsibility thereof, is subject for termination of this agreement.

The Landlord shall return the remaining balance of the Security Deposit after the termination of tenancy, provided the proper return of the Rental Premises and after subtraction of any outstanding Additional Rent payments.

XVII. RETURN OF RENTAL PREMISES

XVII.1. After termination of this Leasing Agreement, the Tenant shall return the Rental Premises in good and clean condition. In this sense, the Tenant shall, at his cost, ensure to fix any holes drilled for installations, to remove any hooks, pegs, beams or similar installations, and to clean the floors by hiring authorized companies or professionals. The Tenant shall paint all walls of the Rental Premises if this Leasing Agreement is terminated after 60 months. The Landlord may request the Tenant to remove all business signs and advertisements. This responsibility persists even in the event of incidental wear and tear of the Rental Premises. The Security Deposit serves as payment for these repair expenses as well.

XVII.2. If the Landlord paid for single (movable) objects partially or in full, these objects shall remain within the Rental Premises and shall not be removed. Especially, equipment and furnishings of the Rental Premises prompted on special requested by the Tenant for which he owes additional payments, irrespective of the fact whether this investment was done before or after the transfer of the Rental Premises.

XVII.4. After the termination of this Leasing Agreement, the Landlord has the right to request from the Tenant to return the Rental Premises, at his cost, in its original condition. While the Tenant fulfills this request, he shall pay a usage fee in the amount of the lastly stipulated Base Rent plus VAT (in consideration of future increases due to guaranteed value adjustments).

The Tenant's failure to return the Rental Premises to its original condition within 3 months, grants the Landlord the right to address the required work at the Tenant's expense. To cover this cost, the Landlord may use the Tenant's Security Deposit.

XVIII. SITE RULES

XVIII.1. The Tenant shall comply with all site rules stipulated in Appendix C and acknowledge these as an integral part of this Leasing Agreement.

XVIII.2. Repeated failure of compliance, are grounds for termination in accordance with § 30 Par.2 L.13 MRG.

XVIII.3. Faced with imminent danger or with regulatory inspections, the Tenant shall grant access to the Rental Premises to officials of fire and rescue services, ambulance, police and chimney sweeping services.

XIX. LANDLORD'S RIGHT TO ACCESS

The Landlord or the Landlord's agents may enter the premises for important reasons, while considering the interests of the Tenant; the Tenant shall consent to the temporary use or alteration of the Rental Premises for the following reasons:
-
if such intrusion is necessary and appropriate for maintenance or repair work of the common areas of the building or to address severe damages within the Rental Premises, of the common areas of the building, or the rental premises of other tenants;

-	if such intrusion is necessary and appropriate for alterations of other rental premises.

The Landlord or the Landlord's agents may also enter the premises in the event of imminent danger, as well as when based on appropriate reasons, or in order to conduct inspections to ensure the Tenant's compliance of the stipulations of this agreement during business hours.
Except in the cases of emergency, the Landlord shall notify the Tenant of such intrusion before entering and both parties shall agree within 14 days on a date and time. If the parties cannot agree on a date and time, the Landlord has the right to set the date and time.

XIX.3. After termination of this Leasing Agreement, the Tenant shall grant access to the Landlord in order to show the Rental Premises to potential tenants during an agreed date and time, in consideration of the interests of both parties. All persons entering the Rental Premises have to agree to confidentiality. The Landlord is responsible for any harm to the Tenant caused by the action of these persons. Showings shall be held only in presence of the Tenant or the Tenant's representatives.

XX. COST AND FEES

The Tenant shall bear all cost, taxes, fees and expenses of any kind for the establishment of this Leasing Agreement and agrees to indemnify and hold harmless the Landlord for any claims associated with this matter. Fees for legal actions are self-assessed. The Tenant shall pay the full amount within eight days after receiving Landlord's assessment. Each party shall bear their respective attorney fees associated with the entering of this Leasing Agreement.

XXI. INDEMNITY

XXI.1. Both parties agree to indemnify and hold harmless each other of and from any and all claims that the respective other party would have to fulfill.

XXI.2. If one of the parties faces a claim (e.g. claim for damages) of a third party for performance (asserted party) which fall under the obligation of the other party (obliged party), the asserted party shall notify the obliged party of this claim immediately; per request of the obliged party, the asserted party shall enter litigation with the third party provided that the obliged party pays the cost of litigation to the asserted party in form of a bank guaranty of a national financial institute.

XXII. GENERAL PROVISIONS

XXII.1. Official permits
The Tenant shall obtain any required official permits, in his name and at his cost, and indemnify and hold harmless the Landlord thereof. The Tenant shall fulfill all official requirements at his cost. The Landlord shall provide, in a timely manner, all required documents (especially, the notice of construction) to the Tenant which he will need to obtain his commercial permit or similar official documents, if these are available to the Landlord.

XXII.2. Delivery
Delivery to the Tenant shall be made to the legal address of the Rental Premises. After termination of this Leasing Agreement, the Tenant shall inform the Landlord of his forwarding address no later than when returning the Rental Premises; otherwise, the current address continues to serve as the Tenant's legal address.

XXII.3. Written Form
Changes, additions or amendments to this Leasing Agreement shall be made in written form. A waiver of written form itself is also subject to this provision. The Tenant shall not inform the Landlord in ways contrary to the previous – e.g. with reference to payment slips.

XXII.4. Waiver of Appeal
The Tenant shall waive any right to appeal this Leasing Agreement – regardless of the reason – but especially for reason of error or laesio enormis.

XXII.5. Interest for Late payment
In regards to all claims between the two parties – if not stipulated otherwise in this Leasing Agreement – interest for late payment shall be at 5% above the reference index which is stated regularly by the Austrian National Bank; any request for an amount exceeding this rate (in case of higher damages caused by the necessity for taking out a loan) shall not be excluded.

XXII.6. Severability clause
Should individual provisions of these conditions be or become, entirely or partly, invalid or void, the effectiveness of the remaining provisions shall remain unaffected thereby.

XXII.7. Copies
This Leasing Agreement was drawn up in two copies – one for the Landlord and one for the Tenant.

Vienna, Dec 1st, 2002                                                          Vienna, Dec 2nd, 2002

Landlord:                                                                                                Tenant:
(signature)                                                                                            (signature)
DI Alois Aigner                                                                             Dr. Michael Schaude

(signature)
Dr. Claus Hofer

(signature)
DI Bernhard Ölz

(signature)Dr. Paul Sutterlüty

Drawings of VIENNA BIOCENTER – VIENMARKTGASSE – USABLE SPACE

Supplement Agreement to the

LEASING AGREEMENT

between

VBC Vienna Bio Center Errichtungs GmbH
 FN 203657 x, HG Vienna
1010 Vienna, Rathausplatz 2
(hereinafter called "VBC")

represent by

the managing director Dipl.-Ing. Aigner and Dr. Claus Hofer

in the future, as a result of a merger

Competence Investment AG
FN 186141 m, State Court Feldkirch
 6850 Dornbirn, Stadtstrasse 33
(hereinafter called "CIAG")

represent by
the board directors DI Bernhard Ölz and Dr. Paul Sutterlüty

as the Landlord

and
Medsystems Diagnostics GmbH
FN 171.696w, HG Vienna
1030 Vienna, Rennweg 95B
(hereinafter called "Medsystems")

represent by

the managing director Dr. Michael Schaude

as the Tenant

As an Appendix to the existing Leasing Agreement in regards to the Rental Premises Vienna Bio Center, Campus Vienna Bio Center 2 identical to Viehmarktgasse 2a, 1030 Vienna with total leased space of 1,435.61m2, the parties agree to the following:

Article IV.1.:
Under Article IV.1. of this Leasing Agreement, the Tenant has waived his ordinary right of termination within 36 months under compliance with the agreed 6-months termination period.

Now, the Tenant waives his ordinary right of termination within an additional 84 months, hence, under compliance with the stipulated termination period, the first date for notification of termination of this tenancy shall be Jan 1st, 2014 with effective termination on July 1st, 2014.

Nevertheless, the Tenant shall be granted the right of termination after 36 months earliest on Jan 1st,2007 in case that the Tenant requires additional space which is not available at Vienna Bio Center on agreed conditions.

All other provisions of the Leasing Agreement and remain unchanged by this Supplement Agreement and continue to be fully valid.

Vienna, Dec 1st, 2002                                                          Vienna, Dec 2nd, 2002

Landlord:                                                                                                Tenant:
(signature)                                                                                            (signature)
DI Bernhard Ölz                                                                          Dr. Michael Schaude

(signature)
Dr. Paul Sutterlüty

3 Drawings of VIENNA BIOCENTER – VIENMARKTGASSE

HOUSE RULES
VIENNA BIO CENTER

1. Scope
The House Rules apply to all tenants of Vienna Bio Center, hereinafter called the "Members". The House Rules are part of this Leasing Agreement. Ignorance of these rules shall not protect against the consequences for violation.

2. General items
In the interest of maintaining the House Rules, every Member agrees to considerate behavior. Compliance with the House Rules is with respect to neighboring restaurants of special importance. All Members agree to handle the building and all amenities with the greatest of care, including all common areas. Through careful handling of the premises, cost for repair, operation and maintenance can be held at a minimum.

3. Changes to the overall appearance of the building
Property management may deny single Members the installation or erecting of signs or objects if such action interferes with the overall appearance of the building. The premises shall appear as planned and wished for by the Members.

4. Leased Space
Every Member is responsible for maintenance, repair and continuous improvements of his respective leased space, unless the structure of the building is affected. Any alterations of the Rental Premises are subject to the written approval of the Landlord.

5. Liability
Ever Member shall pay for any damages to common rooms and amenities caused by his negligence or reckless behavior or by non-conformance with the House Rules.
Damage repair or cleaning will be done at the cost of the liable Member. The Member's failure to address the damage within reasonable time, grants the Landlord the right to prompt the necessary work at the cost of the Member.
Property management shall be informed immediately of any damages of water and drainage pipes, backlogged sewers, as well as damages to the roof. The same accounts for important events concerning the public, e.g. fire, break-ins, etc, even if endured by only one Member. Affiliates, visitors, clients, handymen, and suppliers of the Members shall be held liable under these rules.

6. Noise
Any unnecessary noise exceeding the regular noise levels of commercial activity shall be avoided. Property management shall be informed if any noise exceeding the regular levels is required on short notice.

7. Entry doors
All entry doors shall be closed and locked between 8pm and 7am.

8. Staircase and hallways
Waste disposal, storage of objects of any kind, as well as the cleaning of objects in the staircase and hallways of the building is prohibited. The staircase shall not serve as storage space for personal belongings, but as common area and shall comply with the overall appearance of the building. Damages or staining of the staircase or hallways caused by a Member shall be addressed immediately (cleaning, repair).

10. Fire safety
Storage or use of flammable, explosive, or poisonous substances is subject to official permits and written consent of property management of the Vienna Bio Center. Property management shall be informed immediately of the storage or temporary storage of such substances. For fire safety reasons, every member shall utilize only fire resistant waste bins.

11. Common areas and amenities
Common areas of the Vienna Bio Center include all public accessible stairs, staircases, parking structures, and green areas, and shall be handled with care. Cleanliness is of greatest concern, thus, all areas of the Vienna Bio Center shall appear clean and well-kept. Every Member is responsible to do their share to guarantee absolute cleanliness.

12. Liability insurance
Ever Member shall carry their own liability insurance in order to cover possible damages to the premises of "Vienna Bio Center Errichtungs GmbH" or other Members.

13. Waste disposal
Appointed waste bins serve for the disposal of regular waste. The waste disposal at any other location (including next to the waste bins) is prohibited.
Every Member is responsible for the transport and disposal of bulky waste.

14. Dealing with pests
If a single unit faces a pest, the Member shall, at his expense, address this issue immediately by hiring an authorized business. If the pest spreads to other units, the affected Member shall bear the cost for all resulting damages.

15. Cleaning Staff
Cleaning staff shall be hired to clean all common areas of the premises. Every Member is responsible to inform property management of any noticeable damages, stains, etc.

16. Statutory basis
The Austrian General Civil Code (ABGB) serves as the foundation of these House Rules.

Place, date                                                                      Property management

2. Supplement Agreement

to the Lease Agreement from Dec 2nd, 2002
regarding the 1. Supplement Agreement from June 2nd, 2004

between
Blue Capital Europa Immobilien GmbH & Co. Fünfte Objekte Österreich KG represented by the managing partner
Blue Capital Fonds GmbH
represented by the two managing directors or authorized person
Alter Wall22
20457 Hamburg
Germany

-	hereinafter called the "the Landlord" -
and
Bender MedSystems GmbH
Represented by managing director Dr. Michael Schaude
Campus Vienna Bio Center 2
1030 Vienna

-	hereinafter called "the Tenant" -

As an Appendix to the existing lease agreement from Dec 2nd, 2002 amended by the 1. Supplemented Agreement from June 2nd, 2004 in regards to the Rental Premises Vienna Bio Center, Campus Vienna Bio Center 2 identical to Viehmarktgasse 2a, 1030 Vienna the parties agree to the following:
1.
In addition to the existing lease agreement of the rental premises and according to the enclosed site plan, the Landlord hereby leases additional office space of 352.00m² as well as a seminar room proportionate of 5.26m² on the ground level of the building on the commercial property EZ 4335 land register 01006 highway owned by the Landlord to the Tenant, and the Tenant hereby leases the same from the Landlord.

2.	The term of the Leasing Agreement commences upon the transfer of the rental premises.
3.
Subject to the Indexation Clause in Subparagraph V.1.2. of this Leasing Agreement, the Base Rent for the new office space amounts to 15.34€/m², payable monthly, plus VAT which currently amounts to 20% but will increase on Jan 1st, 2008. The Landlord opts for VAT under the German Turnover Tax Act.

4.	The Landlord is hereby responsible to grant the amount of maximal €7000.00 in costs for expansion if relevant receipts are presented by the Tenant.
5.	The Tenant will bear any accumulating costs or fees in connection with this Supplemented Agreement.
6.
The remaining provisions of the Leasing Agreement from Dec 2nd, 2002 as well as the 1. Supplemented Agreement from June 2nd, 2004 will remain unchanged and will apply to the newly leased premises by analogy. Both parties are in agreement that the previously mentioned Lease Agreement, the 1. Supplemented Agreement, as well as this 2. Supplemented Agreement are mutual and binding.

7.
The space mentioned in Article 1 is currently rented to INTERCELL Biomedizinische Forschungs- und Entwicklungs AG, FN 166.438m. In order for this Supplemented Agreement to become fully effective, a cancellation agreement with INTERCELL shall be entered.

Hamburg, (date)                                                                         Vienna, (date)
(signature)                                                                                           (signature)
Blue Capital Europa Immobilien GmbH & Bender MedSystems GmbH
Co. Fünfte Objekte Österreich KG

3. Supplement Agreement
to the Lease Agreement from Dec 2nd, 2002
as well as to the 1. Supplement Agreement from June 2nd, 2004 and to the 2. Supplement Agreement from Oct 23rd/11th, 2007

between
Blue Capital Europa Immobilien GmbH & Co. Fünfte Objekte Österreich KG represented by the managing partner
Blue Capital Fonds GmbH
which in turn is represented by
WealthCap Real Estate Management GmbH
represented by the two managing directors or authorized person
Arabellastraße 14
81925 Münschen
Germany

-	hereinafter called the "the Landlord" -
and
Bender MedSystems GmbH
Represented by managing director Dr. Michael Schaude
Campus Vienna Bio Center 2
A-1030 Vienna

-	hereinafter called "the Tenant" -

Commencement Clause
By the provision of the previously mentioned Leasing Agreement and the two corresponding Supplement Agreements, the Tenant has leased office space on the 3. floor, laboratory space on the 4. Floor, as well as storage space and 10 parking spaces in the underground parking structure of the building Vienna Bio Center, Viehmarktgasse 2a, A-1030 Vienna.
In this context, both parties amend the previous Leasing Agreement as follows:
In amendment to Article                                                      II. Rental Premises
II.1 will be added to the following paragraph:
Effective Oct 1st, 2008, the Landlord leases the additional office space of 352.00m² as well as a seminar room proportionate of 5.26m² on the ground level of the Rental Premises to the Tenant as marked in color on the enclosed site plan (Appendix./1), and the Tenant leases the same from the Landlord.
In amendment to Article                                                      III. Transfer of Rental Premises
III.4 Transfer of the additional rental space will be added:
By the provision of this Supplemented Agreement, the transfer of the additional rental space will occur between the Tenant and the previous Tenant currently leasing the mentioned rental premises. The Tenant is fully aware of the condition of the rental premises.
In amendment to Article                                                      V. Base Rent
V.1 The Base Rent listed in Paragraph 1 will be redefined and amended by Paragraph 3:
Effective Oct 1st, 2008, the Base Rent for the rental premises mentioned in Article II. will amount to the following net amounts, payable monthly:
                                  Space                          Price (rounded)                                Total in €
Office space, GF                                                                          352.00m²                          15.94 €/m²                                       5609.41
Office space, 3.F                                                                         235.27 m²                          18.10 €/m²                                     4258.24
Laboratory space, 4.F                                                           780.54m²                          18.43 €/m²                               14384.15
Seminar rooms                                                                     20.43m²                               20.62 €/m²                                      421.29
Storage space, 3.F                                                                    414.86m²                            6.47 €/m²                                        2684.93
Parking space in                                                                         10 spaces                          115.18/ea.                                        1151.78
underground parking structure

Total                                                                                                            € 28509.80
excluding VAT.
It is noted that, according to Paragraph 2 from V.1.1. of the Leasing Agreement, the credit note in the amount of 3 monthly Base Rent payments does not apply to the newly leased space.
V.2.3 Additional Cost in Paragraph 4, 5 and 6 will be redefined as follows:
Currently, monthly additional cost amounts to € 5.29/ month/ m² plus appropriate VAT. This amount may be adjusted based on the additional cost statement of the previous year or budget plans for the following year.
The Tenant will pay the current monthly fixed rate of € 0.75 per square meter of rented storage space for Service Charges including Management Fees.
The Tenant will pay the current monthly fixed rate of € 7.94 plus VAT per rented parking space in the underground parking structure.
In amendment to Article XVII. Provisions
XVII.5 Provision for additional space will be added:
To avoid any doubt, it is noted that the provisions in Article XVII. of the Leasing Agreement apply to the newly rented space as well.
Condition Precedent
The provisions of this Leasing Agreement are subject to condition precedent that a legal cancellation agreement is entered with the current tenant of the additional space which will become fully effective on Sept 30th, 2008.
Final Clause
All other provisions of the Leasing Agreement and both Supplement Agreements remain unchanged by this 3. Supplement Agreement and continue to be fully valid.
In case that any of the provisions of this agreement is or becomes invalid or unfeasible, the validity of the remaining provisions will not be affected. The invalid provision shall be replaced by a provision that most closely approximates the economic purpose of the contract while reasonably maintaining the mutual interests of the parties. The same shall apply in case of a regulatory gap.

All parties agree that the previously mentioned Leasing Agreement, Supplement Agreement 1 and 2, as well as this 3. Supplement Agreement are mutual and binding.

Appendix ./1:                                        Site Plan
Munich, Oct. 9th, 2008                                                                               Vienna, Sept 22nd, 2008
(signature)                                                                                                              (signature)
Blue Capital Europa Immobilien GmbH &                   Bender MedSystems GmbH
Co. Fünfte Objekte Österreich KG                                         Dr. Michael Schaude
Stephan Klemmer                                                                                        Joachim Mur

Site Plan Drawings (left top to right):
Archive
Meeting Room
Archive
Women's Restroom
Men's Restroom
Kitchen
Men's Restroom
Women's Restroom
Trash
Seminar Room
Hallway
Atrium
Office
Office
Men's Restroom
Storage Room
Staff Room
Café
Reception Area

Rental Premises
Contractee:
Blue Capital Europa Immobilien GmbH & Co.
Fünfte Objekte Österreich KG
Arabellastraße 14, 81925 München

Object:
Vienna, Biocenter
Ground floor
Rental premises

Scale: -
Reviser: J Minks
Effective: Sept 19th, 2008
Drawings No.:-

4. Supplement Agreement
to the Lease Agreement from Dec 2nd, 2002
as well as to the 1. Supplement Agreement from June 2nd, 2004 and to the 2. Supplement Agreement from Oct 23rd/11th, 2007
and 3. Supplement Agreement from Oct 9th/Sept 22nd, 2008

between
Blue Capital Europa Immobilien GmbH & Co. Fünfte Objekte Österreich KG represented by the managing partner
Blue Capital Fonds GmbH
which in turn is represented by
WealthCap Real Estate Management GmbH
represented by the two managing directors or authorized person
Arabellastraße 14
81925 Münschen
Germany

-	hereinafter called the "the Landlord" -
and
Bender MedSystems GmbH
Represented by managing director Dr. Michael Schaude
Campus Vienna Bio Center 2
A-1030 Vienna

-	hereinafter called "the Tenant" -
Commencement Clause
By the provision of the previously mentioned Leasing Agreement and the 3rd  Supplement Agreements, the Tenant has leased office space on the ground level and 3rd floor, laboratory space on the 4th Floor, as well as storage space and 10 parking spaces in the underground parking structure of the building Vienna Bio Center, Viehmarktgasse 2a, A-1030 Vienna.
In this context, both parties amend the previous Leasing Agreement as follows:
In amendment to Article                                                      II. Rental Premises
II.1 will be added to the following paragraph:
8.	Effective Sept 1st, 2010, the Landlord leases the parking space # 26 on the ground level.
9.	Effective Oct 1st, 2010, the Landlord leases the parking space # 29 on the ground level.
In amendment to Article                                                      V. Base Rent
V.1 The Base Rent listed in Paragraph 1 will be redefined and amended by Paragraph 3:
Effective Oct 1st, 2010, the Base Rent for the Rental Premises mentioned in Article II. will amount to the following net amounts, payable monthly:
      Space                     Price (rounded)                                    Total in €
Office space, GF                                                                          352.00 m2                   16.45 €/m2                                                5,789.10 €
Office space, 3.F                                                                         235.27 m2                   18.68 €/m2                                                4.394.65 €
Laboratory space, 4.F                                                           780.54 m2                   19.02 €/m2                                              14,844.94 €
Seminar rooms                                                                             20.43 m2                       21.11 €/m2                                                  431.32 €
Storage space, 3.F                                                                     414.86 m2                   6.68 €/m2                                                   2,770.94 €
UG parking space 14 - 21, 27, 28                             10 Spaces                    118.87 €/ea                                            1,188.67 €
UG parking space 26 (eff. 01.09.10)                  1 space                           118.87 €/ea                                                118.87 €
UG parking space (eff. 01.10.10)                           1 Space                          118.87 €/ea                                                118.87 €

Total (eff. 01.10.2010)                                                                                                                                                                                          29,657.36 €
plus VAT
Final Clause
All other provisions of the Leasing Agreement remain unchanged by this Supplement Agreement and continue to be fully valid.

In case that any of the provisions of this agreement is or becomes invalid or unfeasible, the validity of the remaining provisions will not be affected. The invalid provision shall be replaced by a provision that most closely approximates the economic purpose of the contract while reasonably maintaining the mutual interests of the parties. The same shall apply in case of a regulatory gap.
All parties agree that the previously mentioned Leasing Agreement, Supplement Agreement 1., 2. And 3., as well as this 4. Supplement Agreement are mutual and binding.
Munich, Oct. 25th, 2010                                                                                                   Vienna,
(2 signatures)                                                                                                                              (signature)
Blue Capital Europa Immobilien GmbH &                                           Bender MedSystems GmbH
Co. Fünfte Objekte Österreich KG                                                                 Dr. Irene Rech-Weichselbraun
Stephan Klemmer                                                                                                               Joachim Mur